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           As filed with the Securities and Exchange Commission on July 31, 2000

                                                Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       FNB FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

North Carolina                                               56-1382275
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

202 South Main Street
Reidsville, North Carolina                                   27320
(Address of Principal Executive Offices)                     (Zip Code)

                         BLACK DIAMOND SAVINGS BANK, FNB
                           INCENTIVE STOCK OPTION PLAN

                       FNB FINANCIAL SERVICES CORPORATION
                        OMNIBUS EQUITY COMPENSATION PLAN
                            (Full title of the plans)

             Ernest J. Sewell, President and Chief Executive Officer
                              202 South Main Street
                        Reidsville, North Carolina 27320
                     (Name and address of agent for service)

                                 (336) 342-3346
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Gerald F. Roach, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220


                         CALCULATION OF REGISTRATION FEE

================================================================================
   Title of        Amount   Proposed maximum    Proposed maximum     Amount of
securities to      to be     offering price         aggregate      registration
be registered   registered    per share(1)       offering price         fee
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Common Stock,     350,000        $12.50             $4,375,000        $1,155
$1.00 par value
================================================================================

--------------------

(1) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be the subject of the Plans are deemed to be offered at $12.50 per share, the last sale reported for the Registrant's Common Stock on July 27, 2000 in the Nasdaq National Market System.

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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the fiscal year ended
                      December 31, 1999.

                  (b) Quarterly Report on Form 10-Q for the fiscal quarter ended
                      March 31, 1999.

                  (c) The description of the Company's common stock contained in its Registration Statement on Form S-14 (File No. 2-90095) filed with the Commission.

         All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         North Carolina law permits a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with the proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the corporation's board of directors, a committee of directors, special legal counsel or the stockholders in accordance with the statute. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and separate and apart from the indemnification described above under the statutory scheme, North Carolina law permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. FNB's bylaws provide for indemnification to the fullest extent permitted under North Carolina law for persons who serve as directors or officers of FNB or at the request of FNB serve as an officer, director, agent, partner, trustee, administrator or employee for any other foreign or domestic entity. Accordingly, FNB may indemnify its directors, officers, and employees in accordance with either the statutory or non-statutory standard.

         In addition, North Carolina law requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered

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indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

         Finally, North Carolina law provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent to the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. FNB currently maintains directors' and officers' insurance policies covering its directors and officers.

         As permitted by North Carolina law, the FNB Articles limit the personal liability of directors for monetary damages for breaches of duty as a director whether by or in the right of FNB or otherwise, provided that such limitation will not apply to (1) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with FNB's best interests, (2) any liability for unlawful distributions under North Carolina law, (3) any transaction from which the director derived an improper personal benefit or
(4)acts or omissions occurring prior to the date the provision became effective. In addition, the FNB Articles also provide that the FNB board of directors shall have the authority to adopt resolutions approving the indemnification, to the fullest extent provided under North Carolina law, of any person made a party to any action or proceeding, whether civil, criminal or administrative, by reason of the fact that such person was serving as a director, officer, employee or agent of FNB.

ITEM 8.  EXHIBITS

         The following exhibits are filed as a part of this Registration
Statement:

EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
------           ----------------------

4(1)             Specimen Common Stock Certificate

5                Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                 Jernigan, L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto)

23.2             Consent of PricewaterhouseCoopers LLP

23.3             Consent of Cherry, Bekaert & Holland, L.L.P.

23.4             Consent of McGladrey & Pullen, LLP

24 Power of Attorney (included as part of the signature page hereof)

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(1)     Exhibit to the Company's Registration Statement on Form S-14 (File No.
        2-90095), as filed with the Commission and incorporated herein by reference.

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ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reidsville, State of North Carolina, on June 15, 2000.

                              FNB FINANCIAL SERVICES CORPORATION

                              BY:     /s/ Ernest J. Sewell
                                      -------------------------------------
                              NAME:   Ernest J. Sewell
                              TITLE:  President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernest J. Sewell and Michael W. Shelton and either of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 15, 2000 in the capacities indicated.

Signature                              Title
---------                              -----

/s/ Ernest J. Sewell                   President, Chief Executive Officer and
-----------------------------             Director (Principal Executive Officer)
Ernest J. Sewell

/s/ Michael W. Shelton                 Vice President and Chief Financial
-----------------------------             Officer (Principal Financial and
Michael W. Shelton                        Accounting Officer)

/s/ Don M. Green                       Director, President and Chief Executive
-----------------------------             Officer of Black Diamond Savings
Don M. Green                              Bank, FSB

/s/ Barry Z. Dodson                    Chairman of the Board
-----------------------------
Barry Z. Dodson

/s/ W. B. Apple, Jr.                   Director
-----------------------------
W. B. Apple, Jr.

/s/ Gary G. Blosser                    Director
-----------------------------
Gary G. Blosser

/s/ Charles A. Britt                   Director
-----------------------------
Charles A. Britt

/s/ O. Eddie Green                     Director
-----------------------------
O. Eddie Green

/s/ Joseph H. Kinnarney                Director
-----------------------------
Joseph H. Kinnarney

/s/ Clifton G. Payne                   Director
-----------------------------
Clifton G. Payne

/s/ Elton H. Trent, Jr.                Director
-----------------------------
Elton H. Trent, Jr.

/s/ Kenan C. Wright                    Director
-----------------------------
Kenan C. Wright

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
------           ----------------------

4(1)             Specimen Common Stock Certificate

5                Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                 Jernigan, L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto)

23.2             Consent of PricewaterhouseCoopers LLP

23.3             Consent of Cherry, Bekaert & Holland, L.L.P.

23.4             Consent of McGladrey & Pullen, LLP

24 Power of Attorney (included as part of the signature page hereof)

--------------------

(1) Exhibit to the Company's Registration Statement on Form S-14 (File No. 2-90095), as filed with the Commission and incorporated herein by reference.

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